UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2012, Visteon Corporation (“Visteon”), certain of Visteon’s subsidiaries, and VARROCCORP Holding BV and Varroc Engineering Pvt. Ltd. (together, “Varroc”), entered into an Asset Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Visteon has agreed to sell, and Varroc has agreed to purchase, substantially all of the assets comprising Visteon’s global automotive lighting business in exchange for the assumption of certain liabilities and the payment of $92 million, which is subject to adjustment for changes in inventory levels and in the event certain assets are excluded from the transaction.

The Purchase Agreement contemplates that the lighting business Varroc is acquiring will include Visteon’s 50% equity interest in Visteon TYC Corporation (“VTYC”). Varroc has 30 days after execution of the Purchase Agreement (which period may be extended under certain circumstances by an additional 15 calendar days) to conduct diligence regarding VTYC and engage in discussions with Visteon’s joint venture partner (“JV Partner”). If, during that review period, (1) the diligence provided is insufficient, in Varroc’s commercially reasonable judgment, to enable Varroc to conduct a reasonably adequate due diligence of VTYC, (2) Varroc discovers information that would reasonably be viewed as having a material negative impact on the value of the VTYC stock, or (3) Varroc is unable to enter into a commercially reasonable agreement with the JV Partner, then Varroc may elect to exclude the VTYC stock from the sale. If VTYC makes that election, then the purchase price will be reduced by $20 Million and Varroc will continue to be obligated to purchase the lighting business, excluding VTYC.

Pursuant to the Purchase Agreement, Visteon provides customary representations, warranties and indemnification to Varroc, and has agreed to certain non-compete, non-solicitation and other covenants. The closing, expected to be completed in the third quarter of this year, is subject to customary closing conditions, including regulatory and other third party consents and approvals. Varroc has deposited $8 Million in an escrow account as security for its obligations under the Purchase Agreement. In the event the closing conditions are satisfied and Varroc does not close the transaction and the Purchase Agreement is terminated, Visteon will receive the $8 million deposit.

Visteon intends to file copy of the Purchase Agreement with its next quarterly report on Form 10-Q.

SECTION 8 — OTHER EVENTS

Item 8.01.	Other Events.

On March 12, 2012, Visteon announced that it had entered into a definitive agreement with Varroc. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated March 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: March 15, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press Release dated March 12, 2012.